EXHIBIT 99.2

90-92 Main Street, P.O. Box 58

Wellsboro, PA 16901

Phone: (570) 724-3411 Fax: (570) 723-8097

E-Mail: cnemail@cnbankpa.com Web Page: http://www.cnbankpa.com

Stock Symbol: CZNC

Chartered 1864
FEDERAL DEPOSIT INSURANCE CORP

March 31, 2015	QUARTERLY REPORT

Dear Shareholder:

It is with great pride that I extend greetings to you as your new CEO with this Quarterly Report. Our first six weeks as part of the C&N Team have been productive and insightful as we have engaged in all aspects of our Company. Your Board and Management Team have been open and welcoming and I am very impressed with our people and the organization. We have a great history and strong foundation to continue building on and, after meeting virtually every member of our team and a number of key customers, I have developed an appreciation for the real commitment to our franchise throughout the communities that we serve. This commitment, combined with our ability to engage the C&N Team in delivering value to our customers and communities, provides the platform for generating profitable growth to our shareholders. While we are operating in a challenging economic and regulatory environment, I am confident in our ability to deliver on this objective in the years ahead.

During the first quarter of 2015, diluted earnings per share were $.31 compared to $.35 for the fourth quarter of 2014, and $.34 for the same period in 2014. Net interest income decreased $261,000 from the fourth quarter, although the net interest margin improved to 3.74% from 3.73% in Q4 2015. A flatter yield curve and lack of loan growth have put pressure on the margin, although it remains well above peer levels. Noninterest income declined $315,000 from the prior quarter primarily due to a reduction in the value of mortgage servicing rights, lower deposit service charges and net overdraft fees, and gains from the sale of mortgage loans. Noninterest expenses increased $214,000 as a result of increased benefits costs, occupancy expenses, and charitable contributions which were partially offset by reductions in expense in a number of other expense categories. It is notable that credit quality remains strong as evidenced by the minimal loan loss provision of $3,000 during the first quarter.

Total assets, loans, and deposits all remained relatively stable as of March 31, 2015 compared to year-end 2014. As we approached the end of the quarter, after very difficult winter weather, we experienced some increase in lending activity and are cautiously optimistic about the local economy and that our business development activities are gaining traction. The Trust and Financial Management business had $833 million in assets under management as of March 31, and growing customer relationships and revenues from this division will be a continued focus moving forward. C&N’s capital position remains very strong. Total shareholders’ equity was $189.1 million at March 31, as compared to $188.4 million at the end of 2014. All capital ratios remain well in excess of regulatory standards. Management is focused on implementing strategies to leverage our capital position through loan growth. We are also committed to maintaining an attractive cash dividend, continuing the stock repurchase program announced in July 2014, and assessing other strategies that will grow the company and support shareholder value.

In closing, it is great to be on board at C&N to pursue our many opportunities. I look forward to engaging with you as we continue to build this outstanding franchise.

J. Bradley Scovill

President and CEO

CITIZENS & NORTHERN CORPORATION

BOARD OF DIRECTORS

Dennis F. Beardslee	Edward H. Owlett, III
Jan E. Fisher	J. Bradley Scovill
R. Bruce Haner	Leonard Simpson
Susan E. Hartley	James E. Towner
Leo F. Lambert, Chairman	Ann M. Tyler

CITIZENS & NORTHERN BANK

1-877-838-2517

OFFICES

428 S. Main Street, ATHENS, PA 18810
3 Main Street, CANISTEO, NY 14823
10 N Main Street, COUDERSPORT, PA 16915
111 Main Street, DUSHORE, PA 18614
563 Main Street, EAST SMITHFIELD, PA 18817
104 Main Street, ELKLAND, PA 16920
135 East Fourth Street, EMPORIUM, PA 15834
6250 County Route 64, HORNELL, NY 14843
230-232 Railroad Street, JERSEY SHORE, PA 17740
102 E. Main Street, KNOXVILLE, PA 16928
514 Main Street, LAPORTE, PA 18626
4534 Williamson Trail LIBERTY, PA 16930
1085 S. Main Street, MANSFIELD, PA 16933
612 James Monroe Avenue, MONROETON, PA 18832
3461 Rte.405 Highway, MUNCY, PA 17756
100 Maple Street, PORT ALLEGANY, PA 16743
24 Thompson Street, RALSTON, PA 17763
1827 Elmira Street, SAYRE, PA 18840
2 E. Mountain Ave., SO. WILLIAMSPORT, PA 17702
41 Main Street, TIOGA, PA 16946
428 Main Street, TOWANDA, PA18848
Court House Square, TROY, PA 16947
90-92 Main Street, WELLSBORO, PA 16901
130 Court Street, WILLIAMSPORT, PA 17701
1510 Dewey Ave., WILLIAMSPORT, PA 17702
Route 6, WYSOX, PA 18854

TRUST & FINANCIAL MANAGEMENT GROUP

3 Main Street, Canisteo, NY 14823	607-698-4295
10 N Main Street, Coudersport, PA 16915	800-921-9150
1827 Elmira Street, Sayre, PA 18840	888-760-8192
428 Main Street, Towanda, PA 18848	888-987-8784
90-92 Main Street, Wellsboro, PA 16901	888-487-8784
130 Court Street, Williamsport, PA 17701	866-732-7213

DEPOSIT OPERATIONS - 90-92 Main St., Wellsboro, PA 16901
BANKCARD SERVICES -90-92 Main St., Wellsboro PA 16901	800-577-8001
ELECTRONIC BANKING – 90-92 Main St., Wellsboro, PA 16901	877-838-2517
www.cnbankpa.com

C&N FINANCIAL SERVICES CORPORATION – 90-92 Main Street, Wellsboro, PA	866-ASK-CNFS
www.cnfinancialservices.com

CONDENSED, CONSOLIDATED EARNINGS INFORMATION
(In Thousands, Except Per Share Data) (Unaudited)
	1ST	4TH	1ST
	QUARTER	QUARTER	QUARTER
	2015	2014	2014
	(Current)	(Prior Qtr)	(Prior Yr)
Interest and Dividend Income	$11,163	$11,468	$11,406
Interest Expense	1,213	1,257	1,288
Net Interest Income	9,950	10,211	10,118
Provision (Credit) for Loan Losses	3	123	(311)
Net Interest Income After Provision (Credit) for Loan Losses	9,947	10,088	10,429
Other Income	3,487	3,802	3,751
Net Gains on Available-for-sale Securities	74	210	31
Other Noninterest Expenses	8,464	8,250	8,524
Income Before Income Tax Provision	5,044	5,850	5,687
Income Tax Provision	1,229	1,482	1,399
Net Income	$3,815	$4,368	$4,288

PER COMMON SHARE DATA:
Net Income – Basic	$0.31	$0.36	$0.35
Net Income – Diluted	$0.31	$0.35	$0.34
Dividend Per Share	$0.26	$0.26	$0.26
Number Shares Used in Computation - Basic	12,268,306	12,302,646	12,417,627
Number Shares Used in Computation - Diluted	12,289,139	12,325,409	12,444,797

CONDENSED, CONSOLIDATED BALANCE SHEET DATA
(In Thousands, Except Per Share Data) (Unaudited)
	MARCH 31,	DEC. 31,	MARCH 31,
	2015	2014	2014
ASSETS
Cash & Due from Banks	$36,430	$36,047	$61,087
Available-for-sale Securities	527,814	516,807	484,014
Loans Held for Sale	214	0	133
Loans, Net	621,211	623,209	617,475
Intangible Assets	11,989	11,994	12,020
Other Assets	54,300	53,906	60,410
TOTAL ASSETS	$1,251,958	$1,241,963	$1,235,139

LIABILITIES
Deposits	$976,634	$967,989	$961,833
Repo Sweep Accounts	5,840	5,537	4,730
Total Deposits and Repo Sweeps	982,474	973,526	966,563
Borrowed Funds	72,988	73,060	73,270
Other Liabilities	7,393	7,015	10,544
TOTAL LIABILITIES	1,062,855	1,053,601	1,050,377

SHAREHOLDERS' EQUITY
Common Shareholders' Equity, Excluding Accumulated
Other Comprehensive Income	181,437	183,002	182,220
Accumulated Other Comprehensive Income:
Net Unrealized Gains/Losses on
Available-for-sale Securities	7,654	5,281	2,442
Defined Benefit Plans	12	79	100
TOTAL SHAREHOLDERS' EQUITY	189,103	188,362	184,762
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$1,251,958	$1,241,963	$1,235,139

CONDENSED, CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data) (Unaudited)
	3 MONTHS ENDED		%
	MARCH 31,		INCREASE
	2015	2014	(DECREASE)
EARNINGS PERFORMANCE
Net Income	$3,815	$4,288	-11.03%
Return on Average Assets	1.23%	1.41%	-12.77%
Return on Average Equity	8.08%	9.41%	-14.13%

BALANCE SHEET HIGHLIGHTS
Total Assets	$1,251,958	$1,235,139	1.36%
Available-for-Sale Securities	527,814	484,014	9.05%
Loans (Net)	621,211	617,475	0.61%
Allowance for Loan Losses	7,134	8,343	-14.49%
Deposits and Repo Sweep Accounts	982,474	966,563	1.65%

OFF-BALANCE SHEET
Outstanding Balance of Mortgage Loans Sold
with Servicing Retained	151,272	147,391	2.63%
Trust Assets Under Management	832,550	797,833	4.35%

SHAREHOLDERS' VALUE
(PER COMMON SHARE)
Net Income - Basic	$0.31	$0.35	-11.43%
Net Income - Diluted	$0.31	$0.34	-8.82%
Dividends	$0.26	$0.26	0.00%
Common Book Value	$15.51	$14.87	4.30%
Tangible Common Book Value	$14.53	$13.90	4.53%
Market Value (Last Trade)	$20.18	$19.71	2.38%
Market Value / Common Book Value	130.11%	132.55%	-1.84%
Market Value / Tangible Common Book Value	138.89%	141.80%	-2.05%
Price Earnings Multiple	16.27	14.08	15.55%
Dividend Yield	5.15%	5.28%	-2.46%
Common Shares Outstanding, End of Period	12,193,184	12,429,000	-1.90%

SAFETY AND SOUNDNESS
Tangible Common Equity / Tangible Assets	14.28%	14.12%	1.13%
Nonperforming Assets / Total Assets	1.33%	1.44%	-7.64%
Allowance for Loan Losses / Total Loans	1.14%	1.33%	-14.29%
Total Risk Based Capital Ratio (a)	25.86%	27.71%	-6.68%
Tier 1 Risk Based Capital Ratio (a)	24.63%	26.26%	-6.21%
Common Equity Tier 1 Risk Based Capital Ratio (a)	24.63%
Leverage Ratio (a)	13.86%	14.11%	-1.77%

AVERAGE BALANCES
Average Assets	$1,242,025	$1,218,992	1.89%
Average Equity	$188,841	$182,307	3.58%

(a) Capital ratios for the most recent period are estimated. The Common Equity Tier 1 Risk Based Capital Ratio became applicable to the Corporation in the first quarter 2015.